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                                                                   EXHIBIT 10.71

                           SCHNEIDER SECURITIES, INC.
                         1120 Lincoln Street, Suite 900
                             Denver, Colorado 80203

                               September __, 1999


Leisure Time Casinos & Resorts, Inc.
Alan J. Johnson, President
4258 Communications Drive
Norcross, Georgia 30093

Gentleman:

         This will confirm the arrangements, terms and conditions whereby Schneider Securities, Inc. ("Consultant") has been retained by you to serve as financial consultant and advisor to Leisure Time Casinos & Resorts, Inc. ("Company"), on a nonexclusive basis for a period of six (6) months commencing on the closing date ("Closing") of the public offering which we are underwriting for the Company. Company hereby agrees to the following terms and conditions:

         1. Consulting Services. Consultant will render financial consulting and advice pertaining to the Company's business affairs as you may from time to time request.

         2. Financing. Consultant will assist and represent you in obtaining both short and long-term financing whether from banks or the sale of the Company's debt or equity.

         3. Wall Street Liaison. Consultant will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community such as security analysts, portfolio managers and market makers.

         4. Compensation. The Company agrees to pay Consultant in the aggregate the sum of Thirty-Thousand ($30,000) Dollars with the entire amount payable at Closing.

         5. Relationship. Consultant is an independent contractor. Nothing herein shall constitute Consultant as employee or agent of the Company. Except as may be subsequently agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

         6. Assignment and Termination. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either Consultant or Company. This Agreement may not be terminated by either party


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for any reason whatsoever without the prior written consent of the other party, which consent may not be arbitrarily withheld by the party whose consent is required.


                                           Very truly yours,

                                           SCHNEIDER SECURITIES, INC.



                                           By: /s/ T. J. O'Rourke
                                              ----------------------------------
                                           Title: Vice President

Agreed and Accepted by

Leisure Time Casinos & Resorts, Inc.



By: /s/ Alan N. Johnson, President
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